Exhibit 4.1



                SPECIMEN COMMON STOCK CERTIFICATE

                             [FRONT]

                      JADE FINANCIAL CORP.

Number ______                                     Shares _______

ORGANIZED UNDER THE LAWS      SEE REVERSE FOR CERTAIN DEFINITIONS
OF THE COMMONWEALTH OF                          CUSIP 469882 10 4
PENNSYLVANIA


This Certifies that _____________________ is the registered holder of

FULLY PAID AND NON-NON ASSESSABLE SHARES OF THE COMMON STOCK OF

                      JADE FINANCIAL CORP.

Transferable only on the books of the Corporation by the holder hereof, in person or by an attorney, upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officers and has caused its seal to be affixed hereto at Feasterville, Pennsylvania.

Dated:

_________________________     ___________________________________
              Secretary                           President

                              Countersigned and Registered:

                              ___________________________________
                                   Transfer Agent and Registrar,

                              By

                                             Authorized Officer

                        [Corporate Seal]
  <PAGE 1>
                             [BACK]

                      JADE FINANCIAL CORP.

     The Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between shares of each series of preferred or special class of shares so far as the same have been fixed and determined, and the authority of the Board of Directors of the Corporation to fix and determine the relative rights and preferences of subsequent series of such preferred or special classes.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COMM - as tenants in common
TEN ENT  - as tenants by the entireties
JT TEN   - as joint tenants with right of survivorship
           and not as tenants in common

UNIF GIF MIN ACT -            Custodian
                   (Cust)             (Minor)
                   under Uniform Gifts to Minor's
                   Act__________________________
                              (State)

Additional abbreviations may also be used though not in the above list.

     For Value Received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_________________________________________________________________

_________________________________________________________________
(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

_________________________________________________________________

_________________________________________________________________

___________________________________________________________shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________,
Attorney, to transfer the said stock on the books of the within
<PAGE 2> named Corporation with full power of substitution in the premises.

Dated:________________________

     ______________________________________________________
     NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.
  <PAGE 3>